Exhibit 99.2

Subject: Today’s Announcement

Dear Client,

Last October I wrote to inform you of some significant developments within our company. At that time I notified you of Covanta’s plans to initiate a comprehensive strategic review of the company’s operations, growth priorities, and capital structure with the goal of unlocking shareholder value. Today I write to you with an update on the culmination of that work and with the exciting announcement that Covanta has entered into an agreement to be acquired by EQT.

Founded in 1994 and based in Sweden, EQT is a leading, purpose-driven global private equity organization with an institutional focus on value creation within companies where it sees opportunity. EQT saw sustainability early, valuing environmental, social and corporate governance as bellwethers of future success and places a premium on companies with a reputation for environmental stewardship—companies like Covanta. EQT has deep experience in the waste and energy sectors and was attracted to Covanta’s leadership position in the North American waste-to-energy market, most notably, our strong asset base, the resilience of our business model and the deep expertise of our people. As a standalone portfolio company of EQT, Covanta will have access to the financial capital and resources that will enable us to accelerate our growth opportunities and future trajectory, and in doing so, achieve our full potential. The acquisition is expected to close during the fourth quarter of this year.

We look forward to working with you through this next chapter in our history. Our commitment to providing you with the level of service and operational excellence you deserve and expect from us will not waver and we see a new era of positive evolution and growth for the benefit of all of our employees and valued stakeholders.

Should you have any immediate questions or concerns, please do not hesitate to contact me directly at [intentionally omitted] or office: [intentionally omitted]. In the meantime, I will work with Covanta’s Asset Management team to arrange a mutually convenient time for us to speak.

Sincerely,

Derek

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Forward-looking statements are those that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance or actual results. Developments and business decisions may differ from those envisaged by our forward-looking statements. Forward-looking statements, including, without limitation, statements with respect to the consummation of the transaction with EQT, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation (“Covanta”), its subsidiaries and joint ventures or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, in particular, the announced business combination with EQT depends on the satisfaction of the closing conditions to the business combination, and there can be no assurance as to whether or when the business combination will be consummated. For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company’s 2020 Annual Report on Form 10-K as well as Risk Factors in the Company’s most recent Quarterly Report on Form 10-Q for the period ended March 31, 2021.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Covanta and affiliates of EQT Infrastructure. In connection with the proposed merger, Covanta intends to file a proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Covanta with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and Covanta’s other filings with the SEC, may also be obtained from the respective companies. Free copies of documents filed with the SEC by Covanta will be made available free of charge on Covanta’s investor relations website at https://investors.covanta.com/.

Participants in the Solicitation

Covanta and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Covanta’s stockholders in respect of the proposed merger. Information about the directors and executive officers of Covanta is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger when it becomes available.